UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	BANKRUPTCY OR RECEIVERSHIP

As previously reported, on October 16, 2007, Movie Gallery, Inc. (“Movie Gallery”) and each of its affiliates organized in the United States (collectively, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”), under chapter 11 of the United States Bankruptcy Code (collectively, the “Chapter 11 Cases”).

As previously reported, on February 5, 2008, the Bankruptcy Court approved the Disclosure Statement for the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”) and authorized Movie Gallery to begin soliciting votes on the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (the “Second Amended Plan”). On April 4, 2008, Movie Gallery issued a press release announcing that each class of creditors entitled to vote on the Second Amended Joint Plan voted to support the Second Amended Joint Plan (the “Voting Results Press Release”). A copy of the Voting Results Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 10, 2008, the Bankruptcy Court entered an order confirming (the “Confirmation Order”) the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code with Technical Modifications (the “Confirmed Plan”) and as supplemented by certain plan supplements filed with the Bankruptcy Court beginning on April 2, 2008 (collectively, the “Plan Supplement”). A copy of the Confirmed Plan is attached hereto as Exhibit 99.2 and incorporated herein by reference. On April 9, 2008, Movie Gallery issued a press release announcing the Bankruptcy Court’s confirmation of the Confirmed Plan, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Copies of the Confirmed Plan, Plan Supplement, Confirmation Order and Disclosure Statement are also publicly available and may be accessed free of charge under the “Court Documents” section of the Company’s Voting and Claims Agent’s website at http://www.kccllc.net/moviegallery. The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Form 8-K.

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Confirmed Plan. This summary only highlights certain of the substantive provisions of the Confirmed Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Confirmed Plan. This summary is qualified in its entirety by reference to the full text of the Confirmed Plan. All capitalized terms used herein but not otherwise defined in this Form 8-K have the meanings set forth in the Confirmed Plan.

Material Terms of the Confirmed Plan

Under the Confirmed Plan, Movie Gallery will emerge from bankruptcy as an independent company controlled by Sopris Capital Advisors LLC (“Sopris”). The Confirmed Plan contemplates the following restructuring transactions, among others set forth in the Confirmed Plan: (i) Movie Gallery will enter into the Amended and Restated First Lien Credit Agreement to restructure the terms of its first lien indebtedness; (ii) Movie Gallery will enter into the Amended and Restated Second Lien Credit Agreement to restructure the terms of its second lien indebtedness; (ii) Sopris will convert approximately $72 million (plus accrued interest thereon) in its claims based upon the Second Lien Credit Agreement (the “Second Lien Claims”) into equity in Reorganized

Movie Gallery; (iii) the Debtors’ outstanding $325 million 11% Senior Notes (plus accrued interest thereon) will be converted into equity in Reorganized Movie Gallery, Warrants and a share of the Litigation Trust Distributions; (iv) the $50 million Rights Offering of additional New Common Stock has been made available to Holders of the 11% Senior Notes, which Rights Offering is fully backstopped by Sopris; (v) for the most part, the Debtors’ General Unsecured Claims (other than Class 5 - Studio Claims) and 9.625% Senior Subordinated Note Claims will be converted into equity in Reorganized Movie Gallery, Warrants and a share of the Litigation Trust Distributions subject to the Holder’s right to elect, as an alternative, a limited Cash-Out Election as set forth in the Confirmed Plan with certain of the Holders of these Claims receiving a cash distribution; and (vi) Movie Gallery will enter into the Exit Facility. In addition, existing shares of Movie Gallery’s equity, including common stock, will be cancelled.

1. Creditor Recoveries

The expected recoveries for Holders of Claims are set forth in Article III of the Confirmed Plan.

2. Rights Offering

Under the Confirmed Plan, the Debtors will raise the Rights Offering Amount ($50 million) through the Rights Offering. Sopris agreed to act as the Backstop Party for the Rights Offering. In return for its Backstop Commitment, Sopris will receive the Rights Offering Commitment Fee Equity Allocation. As part of solicitation, the Debtors offered Holders of 11% Senior Note Claims the right to purchase shares of New Common Stock under the Rights Offering; however, only a small percentage of Holders of 11% Senior Notes elected to participate in the Rights Offering. Hence, on the Effective Date, Sopris will purchase the vast majority of Rights Offering Shares.

3. Conditions Precedent to the Effectiveness of the Confirmed Plan

It shall be a condition to Consummation of the Confirmed Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Confirmed Plan.

1.	The Confirmed Plan and all Plan Supplement documents, including any amendments, modifications or supplements thereto, shall be reasonably acceptable to the Debtors, Sopris and as provided for in the Plan Support Agreement.

2.	The Confirmation Order shall have been entered and become a Final Order in a form and in substance reasonably satisfactory to the Debtors, Sopris and as provided in the Plan Support Agreement. The Confirmation Order shall provide that, among other things, the Debtors or the Reorganized Debtors, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate the Confirmed Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in the Confirmed Plan.

3.	All documents and agreements necessary to implement the Confirmed Plan, including, without limitation, the Amended and Restated First Lien Credit Agreement,

the Amended and Restated Second Lien Credit Agreement, the Exit Facility and the Backstop Rights Purchase Agreement, shall have (a) all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements, (b) been tendered for delivery and (c) been effected or executed.

4.	The Debtors shall have received the Rights Offering Amount, in Cash, net of any fees or expenses authorized by order of the Bankruptcy Court to be paid from the Rights Offering Amount.

5.	All actions, documents, certificates and agreements necessary to implement the Confirmed Plan shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.

The conditions to Confirmation of the Confirmed Plan and to Consummation of the Confirmed Plan set forth in Article IX of the Confirmed Plan may be waived without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Confirmed Plan, provided that any such waiver shall be in accordance with the terms and conditions of the Plan Support Agreement. Movie Gallery currently expects the Effective Date to occur in the second quarter of 2008.

4. Discharge, Releases, Exculpation, Indemnification and Injunction

Discharge of Claims

Pursuant to section 1141(c) of the Bankruptcy Code, all Claims and Equity Interests that are not expressly provided for and preserved in the Confirmed Plan shall be extinguished upon Confirmation. Upon Confirmation, the Debtors and all property dealt with in the Confirmed Plan shall be free and clear of all such claims and interests, including, without limitation, liens, security interests and any and all other encumbrances. Notwithstanding anything in the Confirmed Plan to the contrary, and solely with respect to the Commission, the discharge, release and injunction provisions of the Confirmed Plan are not intended and shall not be construed to bar the Commission from pursuing any police or regulatory action against the Debtors to the extent such actions are excepted from the automatic stay provisions of section 362 of the Bankruptcy Code.

Debtor Release

Notwithstanding anything contained in the Confirmed Plan to the contrary, on the Effective Date and effective as of the Effective Date, for the good and valuable consideration provided by each of the Debtor Releasees and the Third Party Releasees, including, without limitation: (1) the discharge of debt and all other good and valuable consideration paid pursuant to the Confirmed Plan; (2) the obligations of the Consenting First Lien Holders, the Consenting Second Lien Holders and Consenting 11% Senior Note Holders to provide the support necessary for Consummation of the Confirmed Plan; and (3) the services of the Debtors’ present and former officers, directors, members (including ex officio members) and advisors in facilitating the expeditious implementation of the restructuring contemplated by the Confirmed Plan, each of the Debtors shall provide a full discharge and release to each Debtor Releasee and to each Third Party Releasee (and each such Debtor Releasee and Third Party Releasee so released shall be deemed fully released and discharged by the Debtors) and their respective properties from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or non-contingent, existing as of the Effective Date in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, arising from or related in any way to the Debtors, including, without limitation, those that any of the Debtors or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or that any Holder of a Claim or an Equity Interest or other Entity would have been legally entitled to assert on behalf of any of the Debtors or any of their Estates, and further including those in any way related to the Chapter 11 Cases, the Confirmed Plan or the acquisition of Hollywood Entertainment Corporation; provided, however, that the foregoing “Debtor Release” shall not operate to waive or release any Causes of Action of any Debtor: (1) against a Third Party Releasee (other than all current and former First Lien Agents, all current and former Second Lien Agents, the DIP Agent, the DIP Arranger, the DIP Lenders, the First Lien Lenders and the Second Lien Lenders, each in their capacities as such) arising from any contractual obligations owed to the Debtors; (2) expressly set forth in and preserved by the Confirmed Plan, the Plan Supplement or related documents; (3) arising from any obligations under the Lock Up Agreement or the Plan Support Agreement; or (4) arising under the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement. Notwithstanding anything contained in the Confirmed Plan to the contrary, the Confirmed Plan does not release any Causes of Action that the Debtors or the Reorganized Debtors have or may have now or in the future against the Non-Released Parties.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Confirmed Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Debtor Releasees, a good faith settlement and compromise of the claims released by the Debtor Release; (2) in the best interests of the Debtors and all Holders of Claims; (3) fair, equitable and reasonable; (4) given and made after due notice and opportunity for hearing; and (5) a bar to any of the Debtors or the Reorganized Debtors asserting any claim released by the Debtor Release against any of the Debtor Releasees.

Third Party Release

Notwithstanding anything contained in the Confirmed Plan to the contrary, on the Effective Date and effective as of the Effective Date, the Releasing Parties (regardless of whether a Releasing Party is a Third Party Releasee) shall provide a full discharge and Release (and each entity so released shall be deemed released by the Releasing Parties) to the Third Party Releasees and the Debtor Releasees and their respective property from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or non-contingent, existing as of the Effective Date in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, arising from or related in any way to the Debtors, including, without limitation, those in any way related to the Chapter 11 Cases, the Confirmed Plan or the acquisition of Hollywood Entertainment Corporation; provided, however, that the foregoing “Third Party Release” shall not operate to waive or release any Causes of Action of any Releasing Party: (1) against a Third Party Releasee (other than all current and former First Lien Agents, all current and former Second Lien Agents, the DIP Agent, the DIP Arranger, the DIP Lenders, the First Lien Lenders and the Second Lien Lenders, each in their capacities as such) arising from any contractual obligations owed to the Releasing Party; (2) expressly set forth in and preserved by the Confirmed Plan, the Plan Supplement or related documents; (3) arising from any obligations under the Lock Up Agreement or Plan Support Agreement; or (4) arising under the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement. Notwithstanding anything in the Confirmed Plan to the contrary, the Confirmed Plan does not release any claims or Causes of Action that the Releasing Parties, the Debtors or the Reorganized Debtors may have now or in the future against the Non-Released Parties. Nothing in this paragraph shall apply in any action brought by the Commission in exercise of its police and regulatory powers and the Commission is deemed to have opted out of the Third Party Release provided for in this paragraph (and any injunction relating to such releases).

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained in the Confirmed Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) in exchange for the good and valuable consideration provided by the Third Party Releasees, a good faith settlement and compromise of the claims released by the Third Party Release; (2) in the best interests of the Debtors and all Holders of Claims; (3) fair, equitable and reasonable; (4) given and made after due notice and opportunity for hearing; and (5) a bar to any of the Releasing Parties asserting any claim released by the Third Party Release against any of the Third Party Releasees.

Exculpation

The Exculpated Parties shall neither have, nor incur any liability to any Entity for any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Confirmed Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Confirmed Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing “Exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Confirmed Plan; provided, still further, that the foregoing Exculpation shall not apply to any acts or omissions: (1) expressly set forth in and preserved by the Confirmed Plan, the Plan Supplement or related documents; (2) arising from any obligations under the Lock Up Agreement; or (3) relating to any action brought by the Commission in exercise of its police and regulatory powers.

Indemnification

On and from the Effective Date and effective as of the Effective Date, and except as prohibited by applicable law, the Reorganized Debtors shall assume all indemnification obligations currently in place, whether in the bylaws, certificates of incorporation or other formation documents in the case of a limited liability company, board resolutions or employment contracts for the current and former directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers and members’ respective Affiliates. Without limiting the foregoing and except as forbidden by applicable law, the Reorganized Debtors shall jointly and severally indemnify and hold harmless, except as provided in the Plan Supplement, each of the Indemnified Parties for all costs, expenses, loss, damage or liability incurred by any such Indemnified Party arising from or related in any way to any and all

Causes of Action whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, based in whole or in part upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including, without limitation, those arising from or related in any way to: (1) any action or omission of any such Indemnified Party with respect to any indebtedness of or any Equity Interest in the Debtors (including, without limitation, any action or omission of any such Indemnified Party with respect to the acquisition, holding, voting or disposition of any such investment); (2) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as an officer, director, member, employee, partner or agent of, or advisor to any Debtor; (3) any disclosure made or not made by any Indemnified Party to any current or former Holder of any such indebtedness of or any such Equity Interest in the Debtors; (4) any consideration paid to any such Indemnified Party by any of the Debtors in respect of any services provided by any such Indemnified Party to any Debtor; and (5) any action taken or not taken in connection with the Chapter 11 Cases or the Confirmed Plan. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may relate, the Reorganized Debtors shall promptly reimburse any such Indemnified Party for its reasonable and documented legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided, however, that, notwithstanding anything in the Confirmed Plan to the contrary, the Confirmed Plan shall not indemnify nor be deemed to have indemnified any of the Non-Released Parties, whether for any matter to which Article X.E of the Confirmed Plan pertains or otherwise.

Injunction

Except as otherwise provided in the Confirmed Plan, all Entities who have held, hold or may hold Claims, Equity Interests, Causes of Action or liabilities that: (A) have been released pursuant to Article X.B of the Confirmed Plan; (B) have been released pursuant to Article X.C of the Confirmed Plan; (C) have been released pursuant to Article X.H of the Confirmed Plan; (D) have been discharged pursuant to Article III.F of the Confirmed Plan; or (E) are subject to Exculpation pursuant to Article X.D (but only to the extent of the Exculpation provided in Article X.D) are permanently enjoined and precluded, from and after the Effective Date, from (1) commencing or continuing in any manner any action or other proceeding of any kind against any Entity so released, discharged or exculpated (including the Reorganized Debtors) (or the property or Estate of any Entity so released, discharged or exculpated) on account of or in connection with or with respect to any such released, discharged or exculpated Claims, Equity Interests, Causes of Action or liabilities; (2) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Entity so released, discharged or exculpated (including the Reorganized Debtors) (or the property or Estate of any Entity so released, discharged or exculpated) on account of or in connection with or with respect to any such released, discharged or exculpated Claims, Equity Interests, Causes of Action or liabilities; (3) creating, perfecting or enforcing any lien, Claim or encumbrance of any kind against any Entity so released, discharged or exculpated (including the Reorganized Debtors) (or the property or Estate of any Entity so released, discharged or exculpated) on account of or in connection with or with respect to any such released, discharged or exculpated Claims, Equity Interests, Causes of Action or liabilities; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Entity so released, discharged or exculpated (including the Reorganized Debtors) (or the property or Estate of any Entity so released, discharged or exculpated) on account of or in connection with or with respect to any such released, discharged or exculpated Claims, Equity Interests, Causes of Action or liabilities unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or interest or otherwise that such Holder asserts, has or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind against any Entity so released, discharged or exculpated (including the Reorganized Debtors) (or the property or estate of any entity so released, discharged or exculpated) on account of or in connection with or with respect to any such released, discharged or exculpated Claims, Equity Interests, Causes of Action or liabilities released or settled pursuant to the Confirmed Plan.

Sopris Release

Notwithstanding anything contained in the Confirmed Plan to the contrary, on the Effective Date and effective as of the Effective Date, each Holder of a Claim who receives a distribution under the Confirmed Plan shall provide a full discharge and release (and each Entity so released shall be deemed released) to Sopris and its Affiliates and each of their respective directors, officers, employees, members, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, agents and representatives, each in their respective capacities as such, and their respective property from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or non-contingent, existing as of the Effective Date in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, arising from or related in any way to the Debtors, including, without limitation, those in any way related to the Chapter 11 Cases, the Confirmed Plan, the Rights Offering or the Cash-Out Election, provided, however, that the foregoing “Sopris Release” shall not operate to waive or release any Causes of Action (1) arising from any contractual obligations; (2) expressly set forth in and preserved by the Confirmed Plan, the Plan Supplement or related documents; (3) arising from any obligations under the Lock Up Agreement or Plan Support Agreement; or (4) arising under the Amended and Restated First Lien Credit Agreement or the Amended and Restated Second Lien Credit Agreement. Nothing in this paragraph shall apply in any action brought by the Commission in exercise of its police and regulatory powers and the Commission is deemed to have opted out of the release provided for in this paragraph (and any injunction relating to such releases).

Securities to Be Issued Under the Confirmed Plan

On the Effective Date of the Confirmed Plan or as soon as reasonably practicable thereafter, Reorganized Movie Gallery shall issue or reserve for issuance up to 25,000,000 shares of New Common Stock to certain Holders of Allowed Claims pursuant to the terms set forth in the Confirmed Plan and including, without limitation, pursuant to the Rights Offering and Backstop Rights Purchase Agreement, subject to dilution as set forth in the Confirmed Plan.

On the Effective Date, 10% of the New Common Stock, on a fully-diluted basis, shall be reserved for issuance as grants of equity, restricted stock or options in connection with the Reorganized Debtors’ Management and Director Equity Incentive Program. At a minimum, 50% of such awards shall be granted not later than 60 days after the Effective Date. It is contemplated that the Reorganized Debtors’ Management and Director Equity Incentive Program will dilute the New Common Stock issued through the Rights Offering and on account of Claims hereunder.

On the Effective Date of the Confirmed Plan or as soon as reasonably practicable thereafter, Reorganized Movie Gallery shall issue the Warrants to certain Holders of Allowed Class 6 and Class 7 Claims pursuant to the terms set forth herein and the Warrant Agreement.

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 8, 2008, Movie Gallery entered into a commitment letter with Sopris for a $100 million revolving credit facility (the “Exit Facility”). Sopris also agreed to procure up to $25 million in letters of credit during a specific period between October, 2008 and January, 2009 (the “Seasonal Overadvance Facility”). Sopris’s commitments are subject to, among other things: (a) Bankruptcy Court approval of (i) the Confirmed Plan and (ii) the obligations set forth in the commitment letter, (b) the Effective Date of the Confirmed Plan and the satisfaction of the conditions precedent to, and the closing of, the transactions contemplated by the Exit Facility occurring no later than May 23, 2008 and (c) the satisfaction of all conditions precedent to the effectiveness of the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement. A copy of the commitment letter provided by Sopris to Movie Gallery, together with exhibits A, B, D and E thereto, are filed as Exhibit 99.4 hereto and incorporated herein by reference. The Exit Facility shall be in addition to the financing incurred pursuant to the Amended and Restated First Lien Credit Agreement and the Amended and Restated Second Lien Credit Agreement.

Limitation on Incorporation by Reference

The Confirmed Plan, Plan Supplement and Disclosure Statement shall not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission (“SEC”) shall not incorporate the Statements or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to successfully implement all post-emergence aspects of the Confirmed Plan; (ii) the ability of the Company to continue as a going concern; (iii) the ability of the Company to operate subject to the terms of its financing facilities; (iv) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (v) risks associated with a termination of the Confirmed Plan and financing availability; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts and leases that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (x) the ability of the Company to attract, motivate and/or retain key executives and associates; (xi) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xii) increased competition in the video and game rental and sale industry. Other risk factors are listed from time to time in the Company’s SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

The Confirmed Plan provides that all of Movie Gallery’s common stock and other equity interests will be cancelled for no consideration.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated April 4, 2008 Regarding Voting Results

99.2	Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code with Technical Modifications

99.3	Press Release Dated April 9, 2008 Regarding Confirmation

99.4	Sopris Commitment Letter (with the Exit Facility, Seasonal Overadvance Facility, Amended and Restated First Lien Credit Facility and Amended and Restated Second Lien Credit Facility included as exhibits A, B, D and E respectively thereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: April 16, 2008

	BY:	/s/ Thomas D. Johnson, Jr.
Thomas D. Johnson, Jr.
Executive Vice President, Chief Financial Officer

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